UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 4, 2014

HERCULES OFFSHORE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-51582	56-2542838
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9 Greenway Plaza, Suite 2200 Houston, Texas	77046
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (713) 350-5100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Salary and Bonus Adjustments
On March 4, 2014, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Hercules Offshore, Inc. (the “Company”) approved an increase to the annual base salaries for John T. Rynd, Chief Executive Officer and President, Stephen M. Butz, Executive Vice President and Chief Financial Officer, James W. Noe, Executive Vice President, Terrell L. Carr, Senior Vice President, Worldwide Operations, and Troy L. Carson, Senior Vice President and Chief Accounting Officer, effective April 6, 2014. The increase to Mr. Rynd’s salary restores his salary to the level that it was prior to his taking a voluntary salary reduction in April 2009. The salary modifications are set forth in the following table:

Name of Executive Officer	Previous Salary	New Salary
John T. Rynd	$630,000	$700,000
Stephen M. Butz	$375,000	$400,000
James W. Noe	$375,000	$390,000
Terrell L. Carr	$325,000	$340,000
Troy L. Carson	$300,000	$312,000

The Committee also approved modifications to the threshold, target, and maximum bonus percentages for Messrs. Butz, Noe and Carr under the Company’s Annual HERO Performance Bonus Plan, effective for the 2014 plan year. The bonus percentage modifications are set forth in the following table:

Name of Executive Officer	Previous Bonus Percentages	New Bonus Percentages
Stephen M. Butz	Threshold - 32.5% Target - 65% Maximum - 130%	Threshold - 37.5% Target - 75% Maximum - 150%
James W. Noe	Threshold - 32.5% Target - 65% Maximum - 130%	Threshold - 37.5% Target - 75% Maximum - 150%
Terrell L. Carr	Threshold - 32.5% Target - 65% Maximum - 130%	Threshold - 37.5% Target - 75% Maximum - 150%

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERCULES OFFSHORE, INC.

Date: March 7, 2014	By:	/s/ Beau M. Thompson
Beau M. Thompson
General Counsel and Secretary